EXHIBIT 10.1

Execution Version

AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED

RECEIVABLES PURCHASE AGREEMENT

THIS AMENDMENT NO. 2 TO THIRD AMENDED AND RESTATED RECEIVABLES PURCHASE AGREEMENT, dated as of March 23, 2012 (this “Amendment”), is by and among:

(a) Tenneco Automotive RSA Company, a Delaware corporation (“Seller”),

(b) Tenneco Automotive Operating Company Inc., a Delaware corporation (“Tenneco Operating”), as Servicer (the “Servicer” and, together with Seller, the “Seller Parties”),

(c) Chariot Funding LLC (as successor by merger to Falcon Asset Securitization Company LLC), a Delaware limited liability company (“Chariot”), and Liberty Street Funding LLC, a Delaware limited liability company, as Conduits (each, a “Conduit”),

(d) The entities party hereto as “Committed Purchasers” (the “Committed Purchasers” and together with the Conduits, the “Purchasers”),

(e) The Bank of Nova Scotia (“Scotiabank”), Wells Fargo Bank, N.A. (“Wells Fargo”) and JPMorgan Chase Bank, N.A. (“JPMorgan”), as Co-Agents (each a “Co-Agent”), and

(f) JPMorgan, in its capacity as administrative agent under the Receivables Purchase Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Administrative Agent” and, together with each of the Co-Agents, the “Agents”), and consented to by Wells Fargo, as Second Lien Agent under the Intercreditor Agreement (as defined below) (in such capacity, together with its successors and assigns, the “Second Lien Agent”).

W I T N E S S E T H :

WHEREAS, Seller, Servicer, the Purchasers, the Co-Agents and the Administrative Agent are parties to that certain Third Amended and Restated Receivables Purchase Agreement dated as of March 26, 2010 (as heretofore amended, the “Receivables Purchase Agreement”);

WHEREAS, Seller, Servicer, the Administrative Agent, as First Lien Agent, and the Second Lien Agent are parties to that certain Intercreditor Agreement dated as of March 26, 2010 (as heretofore amended, the “Intercreditor Agreement”);

WHEREAS, the parties wish to amend the Receivables Purchase Agreement and extend the facility evidenced thereby on the terms and subject to the conditions set forth herein; and

WHEREAS, the Purchasers and Agents are willing to agree to, and the Second Lien Agent is willing to consent to, such amendments and extension subject to the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises herein contained, and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto hereby agree as follows:

1. Defined Terms. Capitalized terms used herein and not otherwise defined shall have their meanings as attributed to such terms in the Receivables Purchase Agreement.

2. Amendments. Upon satisfaction of the conditions precedent set forth in Section 3 hereof, the Receivables Purchase Agreement is hereby amended as of the Effective Date as follows:

(a) Clauses (c), (d) and (e) of the preamble to the Receivables Purchase Agreement are amended and restated in their entireties to read, respectively, as follows:

“(c) Chariot Funding LLC (as successor by merger to Falcon Asset Securitization Company LLC), a Delaware limited liability company (“Chariot” or a “Conduit”), and Liberty Street Funding LLC, a Delaware limited liability company (“Liberty Street” or a “Conduit”),

(d) JPMorgan Chase Bank, N.A., a national banking association (“JPMorgan Chase”), and its assigns hereunder (collectively, the “Chariot Committed Purchasers” and, together with Chariot, the “Chariot Group”), The Bank of Nova Scotia, a Canadian chartered bank (“Scotiabank”), and its assigns hereunder (collectively, the “Liberty Street Committed Purchasers” and, together with Liberty Street, the “Liberty Street Group”) and Wells Fargo Bank, N.A., a national banking association (“Wells Fargo”), and its assigns hereunder (collectively, the “Wells Fargo Committed Purchasers” or the “Wells Fargo Group”),

(e) JPMorgan Chase, in its capacity as agent for the Chariot Group (the “Chariot Agent” or a “Co-Agent”), Scotiabank, in its capacity as agent for the Liberty Street Group (the “Liberty Street Agent” or a “Co-Agent”) and Wells Fargo, in its capacity as agent for the Wells Fargo Group (the “Wells Fargo Agent” or a “Co-Agent”), and”.

(b) Clause (i) of Section 9.1 of the Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

“(i) (x) The Consolidated Net Leverage Ratio (as defined in the Tenneco Credit Agreement) as at the last day of any period of four consecutive fiscal quarters of Tenneco Automotive shall exceed the ratio of 3.5 to 1.00; or

(y) The Consolidated Interest Coverage Ratio (as defined in the Tenneco Credit Agreement) for any period of four consecutive fiscal quarters of Tenneco Automotive ending with any fiscal quarter ending (I) on or prior to December 31, 2013 shall be less than 2.55 to 1.00 and (II) thereafter shall be less than 2.75 to 1.0.”.

(c) The Receivables Purchase Agreement is amended as follows:

(i) each instance of the term “Falcon” appearing therein (other than in clause (c) of the preamble to the Receivables Purchase Agreement and in the definition of Chariot Liquidity Agreement, in each case, after giving effect to this Amendment) is deleted and replaced with the term “Chariot”;

(ii) each instance of the term “Falcon Co-Agent” appearing therein is deleted and replaced with the term “Chariot Co-Agent”;

(iii) each instance of the term “Falcon Committed Purchaser” or “Falcon Committed Purchasers” appearing therein is deleted and replaced with the term “Chariot Committed Purchaser” or “Chariot Committed Purchasers”, as applicable;

(iv) each instance of the term “Falcon Group” appearing therein is deleted and replaced with the term “Chariot Group”; and

(i) each instance of the term “Falcon Liquidity Agreement” appearing therein is deleted and replaced with the term “Chariot Liquidity Agreement”.

(d) Clause (A)(ii) of the definition of “LIBO Rate” appearing in Exhibit I to the Receivables Purchase Agreement is amended and restated in its entirety to read as follows: “(ii) 2.50% per annum”.

(e) Clause (B) of the definition of “LIBO Rate” appearing in Exhibit I to the Receivables Purchase Agreement is amended and restated in its entirety to read as follows:

“(B) with respect to the Wells Fargo Group, for each day during the relevant Tranche Period, the rate per annum equal to the sum of (i) LMIR as of 11:00 a.m. (London time) on such day (or if such day is not a Business Day, on the immediately preceding Business Day) plus (ii) the Wells Fargo Margin.”

(f) The following definitions appearing in Exhibit I to the Receivables Purchase Agreement are amended and restated in their entireties to read, respectively, as follows:

“CP Costs” means, for each day, (A) for Liberty Street, the cost (as determined by the Liberty Street Agent and which shall include commissions of placement agents and dealers, incremental carrying costs incurred with respect to Pooled Commercial Paper maturing on dates other than those on which corresponding funds are received by Liberty Street, other borrowings by Liberty Street (other than under any commercial paper program support agreement) and any other costs associated with the issuance of Pooled Commercial Paper) of or related to the issuance of Pooled Commercial Paper, including, without limitation, all discount or yield accrued thereon, that are allocated, in whole or in part, by Liberty Street or the Liberty Street Agent to fund or maintain its Purchaser Interests on such day and (B) for Chariot, an amount equal to (i) the product of (x) the Daily/30 Day LIBOR Rate in respect of such day, and (y) the aggregate Capital associated with each Purchaser Interest that shall have been funded by Chariot with the issuance of Commercial Paper, divided by (ii) 360. In addition to the foregoing costs, if Seller shall request any Incremental Purchase during any period of time determined by the applicable Conduit Agent in its sole discretion to result in incrementally higher CP Costs applicable to such Incremental Purchase, the Capital associated with any such Incremental Purchase shall, during such period, be deemed to be funded by such Conduit in a special pool (which may include capital associated with other receivable purchase facilities) for purposes of determining such additional CP Costs applicable only to such special pool and charged each day during such period against such Capital. All CP Costs shall be allocated to the Capital of each Conduit under this Agreement in accordance with the provisions of Section 3.1.

“Fee Letter” means the Twelfth Amended and Restated Fee Letter dated as of March 23, 2012 by and among Seller and the Agents, as the same may be amended, restated or otherwise modified from time to time.

“Liquidity Termination Date” means March 22, 2013.

“LMIR” means, for any day, the three-month “Eurodollar Rate” for U.S. Dollar deposits as reported on the Reuters Screen LIBOR01 Page (or such page as may replace Reuters Screen LIBOR01 Page).

“Tenneco Credit Agreement” means that certain Third Amended and Restated Credit Agreement dated as of March 22, 2012 (amending and restating the credit agreement dated as of March 16, 2007 (amending and restating the credit agreement dated as of December 12, 2003 (amending and restating the credit agreement dated as of September 30, 1999))) (as further amended, restated, supplemented or otherwise modified from time to time) by and among Tenneco Automotive, the several lenders from time to time parties thereto, JPMorgan Chase Bank, as Administrative Agent for the lenders, and the other financial institutions named therein as agents for the lenders.

(g) The definitions for each of the following defined terms appearing in Exhibit I to the Receivables Purchase Agreement are deleted in their entireties: “Falcon”, “Falcon Co-Agent”, “Falcon Committed Purchasers”, “Falcon Group” and “Falcon Liquidity Agreement”.

(h) Exhibit I to the Receivables Purchase Agreement is amended by inserting the following new defined terms, in appropriate alphabetical order, therein:

“Chariot” has the meaning set forth in the preamble to this Agreement.

“Chariot Co-Agent” has the meaning set forth in the preamble to this Agreement.

“Chariot Committed Purchasers” has the meaning set forth in the preamble to this Agreement.

“Chariot Group” means Chariot and the Chariot Committed Purchasers.

“Chariot Liquidity Agreement” means that certain Asset Purchase Agreement dated as of May 4, 2005 by and among Chariot (as successor by merger to Falcon Asset Securitization Company LLC), the Chariot Co-Agent and JPMorgan Chase, as the same may be amended, restated or otherwise modified from time to time.

“Daily/30 Day LIBOR Rate” shall mean, for any day, a rate per annum equal to the thirty (30) day London-Interbank Offered Rate appearing on the Bloomberg BBAM (British Bankers Association) Page (or on any successor or substitute page of such service, providing rate quotations comparable to those currently provided on such page of such service, as determined by the Administrative Agent from time to time in accordance with its customary practices for purposes of providing quotations of interest rates applicable to U.S. Dollar deposits in the London interbank market) at approximately 11:00 a.m. (London time) on such day or, if such day is not a Business Day in London, the immediately preceding Business Day in London. In the event that such rate is not available on any day at such time for any reason, then the “Daily/30 Day LIBOR Rate” for such day shall be the rate at which thirty (30) day U.S. Dollar deposits of $5,000,000 are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m. (London time) on such day; and if the Administrative Agent is for any reason unable to determine the Daily/30 Day LIBOR Rate in the foregoing manner or has determined in good faith that the Daily/30 Day LIBOR Rate determined in such manner does not accurately reflect the cost of acquiring, funding or maintaining a Purchaser Interest, then the “Daily/30 Day LIBOR Rate” for such day shall be the Prime Rate.

(i) Exhibit IV to the Receivables Purchase Agreement is amended and restated in its entirety as set forth on Exhibit IV hereto. From and after the date hereof, each reference to “Exhibit IV” in the Receivables Purchase Agreement shall mean and be a reference to Exhibit IV attached hereto.

3. Certain Representations. In order to induce the Agents and the Purchasers to enter into this Amendment, each of the Seller Parties hereby represents and warrants to the Agents and the Purchasers that (a) both immediately before and immediately after giving effect to the amendments contained in Section 2 hereof, no Amortization Event or Potential Amortization Event exists and is continuing as of the date hereof, (b) the Receivables Purchase Agreement, as amended hereby, constitutes the legal, valid and binding obligation of such Seller Party enforceable against it in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, reorganization or other similar laws relating to or limiting creditors’ rights generally and by general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law and (c) each of such Seller Party’s representations and warranties contained in the Receivables Purchase Agreement is true and correct as of the date hereof as though made on such date (except for such representations and warranties that speak only as of an earlier date).

4. Effective Date. This Amendment shall become effective as of the date first above written (the “Effective Date”) upon (a) receipt by the Administrative Agent of counterparts of this Amendment, duly executed by each of the parties hereto, and consented to by the Performance Guarantor in the space provided below, (b) receipt by the Administrative Agent of counterparts to a twelfth amendment and restatement of the Fee Letter, duly executed by the Agents and Seller, (c) receipt by each of Chariot, Liberty Street and Wells Fargo of the Amendment Fee payable to it under (and as defined in) the Fee Letter and (d) receipt by the Administrative Agent of a fully executed copy of (x) the Tenneco Credit Agreement (as defined in Section 2(f) of this Amendment) and (y) that certain Guarantee and Collateral Agreement dated on or about March 22, 2012 (amending and restating the Guarantee and Collateral Agreement dated as of November 4, 1999, as amended and restated on March 16, 2007, as previously amended), by and among Tenneco Inc., the other Grantors party thereto and JPMorgan Chase Bank, N.A., as “Administrative Agent” under the Tenneco Credit Agreement, in each case reflecting terms reasonably satisfactory to the Administrative Agent permitting the facility evidenced by the Receivables Purchase Agreement and releasing any Liens in respect of any assets sold or purportedly sold, or to be sold or purportedly sold, pursuant to the Receivables Purchase Agreement and/or the Receivables Sale Agreement.

5. Ratification. Except as expressly modified hereby, the Receivables Purchase Agreement is hereby ratified, approved and confirmed in all respects.

6. References to Receivables Purchase Agreement. From and after the Effective Date, each reference in the Receivables Purchase Agreement to “this Agreement”, “hereof”, or “hereunder” or words of like import, and all references to the Receivables Purchase Agreement in any and all agreements, instruments, documents, notes, certificates and other writings of every kind and nature shall be deemed to mean the Receivables Purchase Agreement, as amended by this Amendment.

7. Costs and Expenses. The Seller agrees to pay all reasonable costs, fees, and out-of-pocket expenses (including reasonable attorneys’ fees and time charges of attorneys for the Agents, including Sidley Austin LLP, which attorneys may also be employees of an Agent) incurred by the Agents in connection with the preparation, execution and enforcement of this Amendment.

8. CHOICE OF LAW. THIS AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS (AND NOT THE LAW OF CONFLICTS) OF THE STATE OF ILLINOIS.

9. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery by facsimile or other electronic transmission of an executed counterpart of a signature page to this Amendment shall be effective as delivery of a manually executed counterpart of this Amendment.

10. Amendment of Second Lien Receivables Purchase Agreement. The Purchasers and Co-Agents hereby authorize and direct JPMorgan, in its capacity as First Lien Agent under the Intercreditor Agreement, to execute and consent to the amendment of the Second Lien Receivables Purchase Agreement in the form attached as Schedule I hereto. The parties hereto acknowledge and agree that JPMorgan, as First Lien Agent, shall be entitled to the rights and benefits of Article XI of the Receivables Purchase Agreement in connection with the execution of such amendment.

[Signature Pages Follow]

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

CHARIOT FUNDING LLC (as successor by merger to Falcon Asset Securitization Company LLC)

By: JPMorgan Chase Bank, N.A., Its Attorney-in-Fact

By:	/s/ Corina Mills
Name:	Corina Mills
Title:	Executive Director

JPMORGAN CHASE BANK, N.A., as a Committed Purchaser, as Chariot Agent and as Administrative Agent

By:	/s/ Corina Mills
Name:	Corina Mills
Title:	Executive Director

THE BANK OF NOVA SCOTIA, as a Committed Purchaser and as Liberty Street Agent

By:	/s/ Paula J. Czach
Name:	Paula J. Czach
Title:	Managing Director

LIBERTY STREET FUNDING LLC

By:	/s/ Jill A. Ruzzo
Name:	Jill A. Ruzzo
Title:	Vice President

WELLS FARGO BANK, N.A., as a Committed Purchaser and as Wells Fargo Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

ACKNOWLEDGED AND CONSENTED TO:

WELLS FARGO BANK, N.A., as Second Lien Agent

By:	/s/ Michael J. Landry
Name:	Michael J. Landry
Title:	Vice President

TENNECO AUTOMOTIVE RSA COMPANY, a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	President and Treasurer

TENNECO AUTOMOTIVE OPERATING COMPANY INC., a Delaware corporation

By:	/s/ Gary Silha
Name:	Gary Silha
Title:	Assistant Treasurer

By its signature below, the undersigned hereby consents to the terms of the foregoing Amendment, confirms that its Performance Undertaking remains unaltered and in full force and effect and hereby reaffirms, ratifies and confirms the terms and conditions of its Performance Undertaking:

TENNECO INC., a Delaware corporation

By:	/s/ John E. Kunz
Name:	John E. Kunz
Title:	Vice President Treasurer and Tax